SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  January 13, 2009
Gilla Inc.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-28107 (Commission File Number)	88-0399260 (IRS Employer Identification No)
112 North Curry Street, Carson City, NV. 89703
(Address of Principal Executive Offices)(Zip Code)
(416) 884-8807
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a012 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers:
On January 13, 2009, a resolution was signed by a majority of the board of directors of Gilla Inc. (“Gilla”), to remove Mr. Georges Fotso as a Director of Gilla, and as an officer and Director of Free Mining Company, S.A., a wholly owned Gilla subsidiary in Cameroon.
As part of the above resolution, Daniel Barrette, Chief Operation Officer of Gilla, and Linda Kent, Corporate Secretary of Gilla have been elected as directors to join the board of Directors of Gilla.
Mr. Barrette
 Has spent the last few years in Africa where he has gained experience and developed, over the years, an extensive network of strategic business contacts as well as being responsible for the acquisition of several mineral properties for public listed and private mining companies. He was also responsible for the establishment of some Canadian companies : creation of subsidiaries, JV negotiations, logistics, dealings with government bodies and Cadastre Minier.
Ms. Kent
 Has been involved in the mining industry since 2003. She has been in the brokerage industry for over 25 years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GILLA INC.
By:	/s/ Georges Benarroch
Georges Benarroch President

January 13, 2009.